SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On April 23, 2003, the Registrant issued a press release announcing that it received a Nasdaq Staff Determination on April 17, 2003 indicating that the Registrant failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from the Nasdaq National Market. The notice is a result of the Registrant’s delinquency in filing its Form 10-K for the year ended December 31, 2002. The Registrant anticipates filing its Form 10-K in May 2003 to correct the delinquency. The Registrant has requested an oral hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to review the NASDAQ Staff Determination and stay the delisting of its securities. A copy of the press release is furnished as Exhibit 99.1 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ NANCY A. RICHARDSON
Nancy A. Richardson Chief Financial Officer, General Counsel and Secretary

Date: April 24, 2003

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Press release issued related to the receipt by the Registrant of a Nasdaq Staff Determination on April 17, 2003 indicating that the Registrant failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from the Nasdaq National Market.	4